Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

SIGMA ADDITIVE SOLUTIONS, INC.,

NEXTTRIP HOLDINGS, INC.,

NEXTTRIP GROUP, LLC

AND

WILLIAM KERBY, IN THE CAPACITY AS THE NEXTTRIP REPRESENTATIVE

DATED AS OF OCTOBER 12, 2023

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of October 12, 2023 (“Agreement”), is made by and among SIGMA ADDITIVE SOLUTIONS, INC., a Nevada corporation (“Sigma”), NEXTTRIP HOLDINGS, INC., a Florida corporation (“NextTrip”), NEXTTRIP GROUP, LLC, a Florida limited liability company and the sole stockholder of NextTrip (the “Parent”), and William Kerby, in the capacity as the representative from and after the Closing Date for the NextTrip shareholders as of immediately prior to the Closing Date in accordance with the terms and conditions of this Agreement (the “NextTrip Representative”). Each of Sigma, NextTrip, the NextTrip Representative and the Parent are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parent owns one hundred percent (100%) of the issued and outstanding shares of capital stock of NextTrip (the “NextTrip Shares”), with the ownership of Parent in the proportions set forth on the Consideration Schedule (as defined below) in Section 1.1 of the NextTrip Disclosure Schedule (as hereinafter defined) held by the members of Parent (the “Parent Members”); and

WHEREAS, the Parent wishes to sell and transfer to Sigma, and Sigma is willing to purchase and acquire from the Parent, all of the NextTrip Shares in exchange for the Restricted Sigma Shares (defined below in Article I) to be issued to the Parent Members Pro Rata, as set forth in the Consideration Schedule; and

WHEREAS, upon the closing of the transactions contemplated herein, NextTrip will become a wholly-owned subsidiary of Sigma;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

“Accredited Investor” has the meaning set forth in Rule 501(a) under the Securities Act.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

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“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“APA” means the Asset Purchase Agreement, dated as of October 6, 2023, between Sigma and Divergent Technologies, Inc.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Charter Amendments” mean the amendments to Sigma’s Amended and Restated Articles of Incorporation, as amended, to (a) increase the authorized common stock to 100,000,000 shares; (b) change Sigma’s name to “NextTrip, Inc.” (or such other name as Sigma and NextTrip may agree to), and (c) to affect such other amendments as Sigma, NextTrip and the Parent may determine necessary or warranted.

“Clearance Date” means the date on which the Proxy Statement has either (i) cleared comments with the SEC or (ii) the ten (10) calendar period set forth in Rule 14a-6(a) of the Exchange Act has passed.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Shares” means a number of shares of Restricted Sigma Shares, rounded down to the nearest whole share, determined by multiplying (x) 19.99% by (y) the number of shares of Sigma Common Stock outstanding immediately prior to the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Company” means Sigma and its direct and indirect Subsidiaries, including NextTrip, following the Closing.

“Competing Transaction Proposal” means any bona fide proposal or offer (whether or not in writing) from a third party (other than Sigma or NextTrip or any of their respective subsidiaries) with respect to any of the following (other than the Share Exchange, the APA and the other transactions contemplated hereby and thereby): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Sigma or any of Sigma’s subsidiaries; (ii) any sale, lease, exchange, transfer or other disposition of 19.99% or more of the consolidated assets of Sigma or any of Sigma’s subsidiaries; (iii) any issuance, sale or other disposition of 15% or more of the total outstanding voting power of Sigma or any of Sigma’s subsidiaries; (iv) any transaction, including a tender offer or exchange offer, that, if consummated, would result in any person (or the stockholders of any person) acquiring, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the total outstanding voting power of Sigma or any of Sigma’s subsidiaries; or (v) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Share Exchange.

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“Consideration Schedule” shall mean Schedule 1.1 of the NextTrip Disclosure Schedule.

“Contingent Shares” means the Tranche 1 Contingent Shares, the Tranche 2 Contingent Shares, the Tranche 3 Contingent Shares and the Tranche 4 Contingent Shares.

“Contract” means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

“Control,” “controlled by” and “under common control with” mean, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of stock or other securities, as executor, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 4.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“First Milestone Event” means the launch of NextTrip’s leisure travel booking platform by either (i) achieving $1,000,000 in cumulative sales under its historical “phase 1” business, or (ii) commencement of its marketing program under its enhanced “phase 2” business.

“Fourth Milestone Event” means the commercial launch of PayDelay technology in the NXT2.0 system.

“Fundamental Transaction” means that Sigma shall directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not Sigma is the surviving corporation) another person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Sigma to another person, or (iii) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its common stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding common stock.

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“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Hazardous Materials” has the meaning set forth in Section 4.18.

“Indebtedness” means with respect to a Person, without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured; (b) all indebtedness of the Person for the deferred purchase price for purchases of property outside the Ordinary Course of Business; (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP; (d) any off-balance sheet financing of the Person including synthetic leases and project financing; (e) any payment obligations of the Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables); (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations; (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein; (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person; and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as a result of the discharge at Closing of, any such foregoing obligation.

“Intellectual Property” means all intellectual property in any jurisdiction throughout the world, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, social media accounts and pages, trade names, service marks, service mark applications, common law service marks and similar indicia or origin, together with the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technology, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions (whether or not patentable), development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation. Sigma and its Affiliates shall be deemed to have “Knowledge” of a matter if such matter is known to Sigma’s President and Chief Executive Officer, Jacob Brunsberg, or Sigma’s Chief Financial Officer, Frank Orzechowski. NextTrip and its respective Affiliates, shall be deemed to have “Knowledge” of a matter if such matter is known to William Kerby, NextTrip’s Chief Executive Officer, or Lindsey North, NextTrip’s President. The Parent shall be deemed to have “Knowledge” of a matter if it has actual knowledge of such matter.

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“Law” and “Laws” means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to NextTrip, a material adverse effect on its business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects and, with respect to Sigma, a material adverse effect on its Primary Market listing, SEC reporting status, liabilities or ability to consummate the Share Exchange or other transactions contemplated hereby.

“Milestone Covenants” has the meaning set forth in Section 2.3.

“Milestone Event” shall mean the First Milestone Event, the Second Milestone Event, the Third Milestone Event, the Fourth Milestone Event and the Travel Bookings Milestone Event.

“Milestone Payment Determination Date” has the meaning set forth in Section 2.3.

“Milestone Period” means the period commencing with the Closing Date and ending on the date the final Milestone Event has occurred or on the fifteen (15) month anniversary of the Closing Date, whichever occurs first.

“Money Laundering Laws” has the meaning set forth in Section 4.21.

“NextTrip” has the meaning set forth in the preamble.

“NextTrip Capital Stock” has the meaning set forth in Section 4.7.

“NextTrip Disclosure Schedule” has the meaning set forth in Article IV.

“NextTrip Most Recent Fiscal Year End” means February 28, 2023.

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“NextTrip Representative” has the meaning set forth in the Recitals.

“NextTrip Shares” has the meaning set forth in the Recitals.

“Open Source Technology” means any software or other Intellectual Property that is distributed as or that contain, or are derived in any manner (in whole or in part) from, any software or other Intellectual Property that is distributed as free software, open source or similar licensing or distribution models, or requires as a condition of use, modification or distribution that any Intellectual Property (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, (3) be redistributable at no charge, or (4) grants to any third party any license, non-assertion covenant or other rights or immunities to or under any Intellectual Property. Open Source Technology includes Intellectual Property licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: Apache License, MIT License, BSD 3-Clause “New” or “Revised” License or BSD 2-Clause “Simplified” or “FreeBSD” License, GNU’s General Public License (GPL), Lesser/Library GPL (LGPL), or Affero GPL, Mozilla Public License, Common Development and Distribution License (CDDL), Eclipse Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), the Common Public License, Creative Commons License, or any license or distribution agreement or arrangement listed on www.opensource.org/licenses/index.php or any successor website thereof or that is considered “free” or “open source” by the Open Source Foundation or the Free Software Foundation.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Parent” has the meaning set forth in the preamble.

“Parent Members” has the meaning set forth in the preamble.

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Principal Market” means the Nasdaq Capital Market.

“Pro Rata” means, with respect to each Parent Member, the percentage set forth adjacent his or her name on the Consideration Schedule.

“Proxy Statement” means the proxy statement on Schedule 14A filed by Sigma with the SEC relating to the Stockholders’ Meeting.

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“Registration Statements” has the meaning set forth in Section 5.12(b).

“Restricted Sigma Shares” means the Closing Shares and the Contingent Shares in a cumulative aggregate amount of up to 6,000,000 shares of restricted shares of Sigma Common Stock issuable as provided in this Agreement (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Sigma effected after the date hereof).

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“SEC Reports” has the meaning set forth in Section 5.12(a).

“Second Milestone Event” means (i) the launch of NextTrip’s groups travel booking platform and (ii) signing of at least five (5) entities to use the groups travel booking platform.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will be in effect at the time.

“Share Exchange” has the meaning set forth in Section 2.1.

“Sigma” has the meaning set forth in the preamble.

“Sigma Common Stock” means the common stock, $0.001 par value per share, of Sigma.

“Sigma Most Recent Fiscal Year End” means December 31, 2022.

“Sigma Organizational Documents” has the meaning set forth in Section 5.6.

“Stockholders’ Meeting” has the meaning given to such term in Section 7.5(a).

“Subsidiary” or “subsidiary” of any Person means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with generally accepted accounting principles applicable to such Person.

“Tax Return” means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (a) being a member of an affiliated, consolidated, combined, unitary or similar group for any period; (b) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person; (c) being liable for another Person’s taxes as a transferee or successor otherwise for any period; or (d) operation of Law.

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“Termination Date” means December 31, 2023.

“Third Milestone Event” means (i) the launch of NextTrip’s travel agent platform and (ii) signing up of at least 100 travel agents to the platform (which calculation includes individual agents of an agency that signs up on behalf of multiple agents).

“Tranche 1 Contingent Shares” means 1,450,000 Restricted Sigma Shares issuable upon satisfaction of the First Milestone Event (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Sigma effected after the date hereof).

“Tranche 2 Contingent Shares” means 1,450,000 Restricted Sigma Shares issuable upon satisfaction of the Second Milestone Event (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Sigma effected after the date hereof).

“Tranche 3 Contingent Shares” means 1,450,000 Restricted Sigma Shares issuable upon satisfaction of the Third Milestone Event (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Sigma effected after the date hereof).

“Tranche 4 Contingent Shares” means a number of shares of Restricted Sigma Shares, equal to (x) 1,650,000 Restricted Sigma Shares less (y) the Closing Shares, and issuable upon satisfaction of the Fourth Milestone Event (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Sigma effected after the date hereof).

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, including, but not limited to the exhibits hereto.

“Travel Bookings” shall mean the booking of a Travel Product.

“Travel Bookings Milestone Event” means for each calendar month in which $1,000,000 or more in gross Travel Bookings are generated by the Combined Company.

“Travel Product” means any travel or travel-related products, services or other offerings, including shopping, booking, reviewing, searching or such similar services which are offered, made available or otherwise permitted to be booked by, through or on behalf of NextTrip .

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

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Article II

SHARE EXCHANGE; CLOSING

Section 2.1 Share Exchange. At the Closing, the Parent shall sell, transfer, convey, assign and deliver the NextTrip Shares, representing all of the issued and outstanding shares of NextTrip Capital Stock, to Sigma and in consideration therefor, Sigma shall issue the Restricted Sigma Shares to the Parent Members, Pro Rata, as set forth in the Consideration Schedule (the “Share Exchange”), and as provided in Section 2.3 below. Immediately following the Closing, NextTrip will become a wholly-owned subsidiary of Sigma.

Section 2.2 Closing. Unless this Agreement is earlier terminated pursuant to Article X hereof, upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held not later than three Business Days following the satisfaction or waiver by the party entitled to the benefit thereof of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of the legal counsel of Sigma or NextTrip, as may be mutually agreed by Sigma and the Parent prior to Closing. The date and time of the Closing is referred to herein as the “Closing Date.”

Section 2.3 Consideration. As consideration for the NextTrip Shares, each Parent Member will be entitled to its Pro Rata share of the Restricted Sigma Shares as provided in this Section 2.3.

(a) Closing Shares. At the Closing, Sigma will issue, or will cause the issuance of, the Closing Shares to the Parent Members in accordance with their Pro Rata share as set forth on the Consideration Schedule.

(b) Contingent Shares.

(i) If on a date that is six (6) months after the Closing Date, the First Milestone Event is met, Sigma will issue, or will cause the issuance of, the Tranche 1 Contingent Shares to the Parent Members in accordance with their respective Pro Rata shares.

(ii) If on a date that is nine (9) months after the Closing Date, the Second Milestone Event is met, Sigma will issue, or will cause the issuance of, the Tranche 2 Contingent Shares to the Parent Members in accordance with their respective Pro Rata shares. Such issuance may be made as early as six (6) months after the Closing Date if the Second Milestone Event is reached between six (6) and nine (9) months after the Closing Date.

(iii) If on a date that is twelve (12) months after the Closing Date, the Third Milestone Event is met, Sigma will issue, or will cause the issuance of, the Tranche 3 Contingent Shares to the Parent Members in accordance with their respective Pro Rata shares. Such issuance may be made as early as six (6) months after the Closing Date if the Third Milestone Event is reached between six (6) and twelve (12) months after the Closing Date.

(iv) If on a date that is fifteen (15) months after the Closing Date, the Fourth Milestone Event is met, Sigma will issue, or will cause the issuance of, the Tranche 4 Contingent Shares to the Parent Members in accordance with their respective Pro Rata shares. Such issuance may be made as early as six (6) months after the Closing Date if the Fourth Milestone Event is reached between six (6) and fifteen (15) months after the Closing Date.

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(v) Alternatively, independent of the Milestone Events set forth in Section 2.3(b)(i)-(iv) above, for each month during the fifteen (15) month period following the Closing Date that the Travel Bookings Milestone Event is met, to the extent not previously issued the Contingent Shares will be issuable, starting with the Tranche 1 Contingent Shares, then the Tranche 2 Contingent Shares, etc. For the avoidance of doubt, a tranche of Contingent Shares can only be earned once up to the maximum amount of the Restricted Sigma Shares issuable under this Agreement.

(vi) Whether a Milestone Event is met and the Contingent Shares are issuable under this Section 2.3 shall be determined by the Parties on a mutually agreeable date (each a “Milestone Payment Determination Date”) no later than thirty (30) days following notice by NextTrip to Sigma that such Milestone Event has been met. If Contingent Shares are determined to be issuable under this Section, Sigma shall issue such additional Contingent Shares within 60 days following each Milestone Payment Determination Date.

(vii) It will be an express condition to a Parent Member’s receipt of any Contingent Shares that, as of the applicable issuance date, each Parent Member must have signed and delivered to Sigma an investor suitability questionnaire completed to Sigma’s reasonable satisfaction.

(viii) During the Milestone Period, Sigma shall (i) use commercially-reasonable efforts to operate NextTrip and act in good faith and in the spirit of fair dealing with respect to the provisions of this Section 2.3 and shall not take any action in bad faith which has the primary purpose of reducing the earning or payment of the Contingent Shares (if any), (ii) use commercially-reasonable efforts to facilitate the ongoing funding requirements of NextTrip during the Milestone Period and (iii) shall not negotiate, solicit or consummate a Fundamental Transaction during the Milestone Period, other than the sale of the Legacy Business (as described below) without agreeing to accelerate the Milestone Events and issuing the Contingent Shares in full in connection therewith (the “Milestone Covenants”).

Section 2.4 Asset Sale. At the Closing Date, Sigma may, subject to maintaining its Principal Market listing, sell, transfer and assign assets pursuant to the APA and declare and pay a dividend or other distribution with respect to the outstanding shares of capital stock of Sigma immediately prior to the Closing Date of the net sale proceeds, if any, available for distribution to shareholders after paying or making arrangements to pay or otherwise satisfy all creditors of Sigma. All determinations regarding the foregoing shall be made in good faith by the board of directors of Sigma (the “Sigma Board”) prior to the Closing Date. Sigma shall keep NextTrip timely apprised of all actions by Sigma in these regards. In the event that the closing under the APA has not occurred within thirty (30) days following the Closing Date, Sigma shall form a wholly-owned subsidiary and assign its assets and related business to such entity.

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Section 2.5 Directors and Officers.

(a) Sigma Board. The Parties shall take all necessary actions such that the individual identified on Schedule 2.5(a) of the NextTrip Disclosure Schedule, or his or her replacement designated in writing by the NextTrip Representative not less than ten (10) days prior to the Closing Date, be appointed to the board of directors of Sigma as of the Closing Date to serve until his or her successor is duly elected or appointed and qualified in accordance with applicable Law, or until his or her earlier death, resignation or removal in accordance with the Sigma Organizational Documents. The Parties also agree that following the date of each Milestone Event, one (1) individual designated in writing by the NextTrip Representative shall be appointed to Sigma’s Board to replace a then existing director of the Sigma Board (other than the individuals previously appointed by NextTrip). The Parties further agree that during the Milestone Period no changes shall be made to the authorized number of directors of Sigma without the written consent or approval of the NextTrip Representative.

(b) Officers of Sigma.The Parties shall take all necessary actions such that, from and after the Closing, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the Sigma Organizational Documents of Sigma, (i) William Kerby shall be appointed as the Chief Executive Officer of Sigma and shall have executed an executive employment agreement which shall be reasonably satisfactory to the Parties (the “Kerby Employment Agreement”) and (ii) the other officers of Sigma prior to the Closing shall remain in their respective positions unless and until determined otherwise by the Sigma Board.

(c) NextTrip Board of Directors and Officers. The Parties shall take all necessary actions such that, from and after the Closing Date, until their successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the organizational documents of the NextTrip, (i) the directors of the NextTrip and (ii) the officers of the NextTrip shall, in each case, be the same as the directors and officers of NextTrip as determined by the board of directors of NextTrip.

Section 2.6 Closing Deliveries by Sigma. At the Closing, Sigma shall deliver, or cause to be delivered, (a) certificates or book-entry notices evidencing the Restricted Sigma Shares to the Parent Members in the denominations set forth on the Consideration Schedule, and (b) the various other documents required to be delivered at Closing pursuant to Section 9.2 hereof.

Section 2.7 Closing Deliveries by NextTrip and the Parent. At the Closing, (a) the Parent shall deliver, or cause to be delivered, certificate(s) representing the NextTrip Shares, accompanied by a stock power signed by Parent; and (b) NextTrip and the Parent , as applicable, shall deliver, or cause to be delivered, to Sigma the various other documents required to be delivered at Closing pursuant to Section 9.3 hereof.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents and warrants to Sigma that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and as of the Closing Date.

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Section 3.1 Authority. The Parent has all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which Parent is a party, and any other certificate, agreement, document or instrument to be executed and delivered by the Parent in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Transaction Documents to which the Parent is a party will be, duly and validly authorized and approved, executed and delivered by the Parent.

Section 3.2 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Parent , this Agreement and each of the Transaction Documents to which the Parent is a party are duly authorized, executed and delivered by the Parent , and constitute the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally.

Section 3.3 No Conflicts. Neither the execution or delivery by the Parent of this Agreement or any Transaction Document to which the Parent is a party, nor the consummation or performance by the Parent of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Parent is a party or by which the properties or assets of the Parent are bound; or (b) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Parent under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Parent or NextTrip under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Parent is a party or any of the Parent’s assets and properties are bound or affected, except, in the case of any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Parent, NextTrip, Sigma or the Share Exchange.

Section 3.4 Ownership of NextTrip Shares. The Parent is the sole record and beneficial owner, of, and owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to Sigma pursuant to this Agreement the NextTrip Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which the Parent is a party or by which the Parent or the NextTrip Shares are bound with respect to the issuance, sale, transfer, voting or registration of the NextTrip Shares. Parent has sole managerial and dispositive authority with respect to the NextTrip Shares and has not granted any 3rd party a proxy, option or other right to buy the NextTrip Shares or any interest therein that has not expired or been validly withdrawn. At the Closing Date, Sigma will acquire good, valid and marketable title to the NextTrip Shares free and clear of any and all Liens.

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Section 3.5 Certain Proceedings. There is no Action pending against, or to the Knowledge of the Parent, threatened against or affecting, the Parent by any Governmental Authority or other Person with respect to the Parent that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6 Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Parent or NextTrip for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Parent or NextTrip. The Parent shall be solely responsible for payment of any undisclosed obligation.

Section 3.7 Investment Representations.

(a) The Parent understands and agrees that, if deemed acquired by the Parent hereunder, the Restricted Sigma Shares are being acquired for investment purposes for its own account and not with a view to the resale or distribution of any part thereof, and the Parent has no present intention of selling or otherwise distributing his/her/its Restricted Sigma Shares, except in compliance with applicable securities Laws.

(b) The Parent understands and agrees that the Restricted Sigma Shares issued hereunder are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Parent pursuant hereto, the Restricted Sigma Shares would be acquired in a transaction not involving a public offering. The Parent understands and agrees that the Restricted Sigma Shares will be issued hereunder in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder. The Parent further acknowledges and agrees that upon issuance, the Restricted Sigma Shares may not be resold without registration under the Securities Act or in reliance upon an available exemption therefrom. The Parent represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby, and specifically those in subparagraph (i) thereof, and otherwise by the Securities Act.

(c) The Parent understands and agrees that the Restricted Sigma Shares issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d) The Parent understands that the Restricted Sigma Shares are being offered and issued to the Parent in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Parent set forth in this Agreement, in order that Sigma may determine the applicability and availability of the exemptions from registration of the Restricted Sigma Shares on which Sigma is relying.

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(e) The Parent further represents and warrants to Sigma that (i) it qualifies as an Accredited Investor; (ii) it consents to the placement of a legend on any certificate or other document evidencing the Restricted Sigma Shares substantially in the form set forth in Section 3.8(a); (iii) it has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement; (iv) it has consulted, to the extent that he, she or it has deemed necessary, with its tax, legal, accounting and financial advisors concerning his, her or its investment in the Restricted Sigma Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Restricted Sigma Shares; (v) it has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Sigma that it has requested and all such public information is sufficient for it to evaluate the risks of investing in the Restricted Sigma Shares; (vi) it has been afforded the opportunity to ask questions of and receive answers concerning Sigma and the terms and conditions of the issuance of the Restricted Sigma Shares; (vii) it is not relying on any representations and warranties concerning Sigma made by Sigma or any officer, employee or agent of Sigma, other than those contained in this Agreement or the SEC Reports; (viii) it will not sell or otherwise transfer the Restricted Sigma Shares, unless either (A) the transfer of the Restricted Sigma Shares is registered under the Securities Act or (B) an exemption from such registration is available; (ix) it understands and acknowledges that Sigma is under no obligation to register the Restricted Sigma Shares for sale under the Securities Act; (x) it represents that the address furnished to Sigma is its principal office; (xi) it understands and acknowledges that the Restricted Sigma Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Sigma that has been supplied to it and that any representation to the contrary is a criminal offense; and (xii) it acknowledges that the representations, warranties and agreements made by it herein shall survive the execution and delivery of this Agreement and the issuance of the Restricted Sigma Shares.

(f) The Parent is aware of, has received and had an opportunity to review (i) Sigma’s Annual Report on Form 10-K for the year ended December 31, 2022; and (ii) Sigma’s current reports on Form 8-K, proxy statements, Form 10-Qs (which filings can be accessed by going to www.sec.gov), from January 1, 2023, to the date of such Parent’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Sigma. Parent acknowledges that due to its receipt of and review of the Disclosure Documents, it has received similar information as would be included in a Registration Statement filed under the Securities Act.

(g) Parent has not become aware of and has not been offered the Restricted Sigma Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Parent’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

Section 3.8 Stock Legends. The Parent hereby agrees and acknowledges as follows:

(a) The certificates or book-entry notices evidencing the Restricted Sigma Shares and each certificate or book entry issued in transfer thereof, will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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(b) The certificates or book entries representing the Restricted Sigma Shares, and each certificate or book entry issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

Section 3.9 Insider Trading. The Parent certifies and confirms that it has not directly, or through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of Sigma. The Parent further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding Sigma or the transactions contemplated herein and is not a party to any insider trading in Sigma’s securities. The Parent further certifies and confirms that it has not “tipped” any related parties or third parties regarding the transactions contemplated herein, or advised any parties to purchase, sell or otherwise trade Sigma’s securities.

Section 3.10 Closing Date Releases.

(a) Effective on the Closing Date, the Parent for itself and its successors and assigns, hereby releases, acquits and forever discharges NextTrip and its respective Affiliates, officers, directors, employees and agents and their respective successors and assigns of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Parent has, owns or holds as of the Closing Date, or have at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of NextTrip or the negligence of NextTrip or its employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover any claims arising under this Agreement.

(b) As of the date of this Agreement, the Parent hereby represents and warrants that the Parent has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 3.10(a). The Parent represents and warrants that the Parent has read and understands all of the provisions of this Section 3.10 and that the Parent has been represented by legal counsel of the Parent’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

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(c) The release provided by the Parent pursuant to Section 3.10(a) shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of law by a released party, including NextTrip and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

Section 3.11 Proxy Statement Information. None of the information supplied or to be supplied by the Parent to Sigma for inclusion in the Proxy Statement or any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.12 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Sigma by the Parent pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

Article IV

REPRESENTATIONS AND WARRANTIES OF NEXTTRIP

NextTrip represents and warrants to Sigma, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by NextTrip to Sigma contemporaneously with the execution of this Agreement (collectively, the “NextTrip Disclosure Schedule”) that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the Closing Date. Each reference to “NextTrip” below shall include a reference to NextTrip’s subsidiaries.

Section 4.1 Organization and Qualification. NextTrip is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NextTrip.

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Section 4.2 Authority. NextTrip has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which NextTrip is a party and any other certificate, agreement, document or instrument to be executed and delivered by NextTrip in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by NextTrip and the performance by NextTrip of its obligations hereunder and thereunder and the consummation by NextTrip of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of NextTrip. NextTrip does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby. This Agreement has been, and each of the Transaction Documents to which NextTrip is a party will be, duly and validly authorized and approved, executed and delivered by NextTrip.

Section 4.3 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than NextTrip, this Agreement and each of the Transaction Documents to which NextTrip is a party is duly authorized, executed and delivered by NextTrip and constitutes the legal, valid and binding obligations of NextTrip enforceable against NextTrip in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally.

Section 4.4 No Conflicts. Neither the execution nor the delivery by NextTrip of this Agreement or any Transaction Document to which NextTrip is a party, nor the consummation or performance by NextTrip of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the NextTrip Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to NextTrip, or by which NextTrip or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of NextTrip under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of NextTrip under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which NextTrip is a party or by which NextTrip or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by NextTrip or that otherwise relate to the business of, or any of the properties or assets owned or used by, NextTrip, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on NextTrip.

Section 4.5 Subsidiaries. Except as set forth on Schedule 4.5, NextTrip does not own, directly or indirectly, any equity or other ownership interest in any corporation, limited liability company, limited or general partnership, joint venture or other entity or enterprise. There are no Contracts or other obligations (contingent or otherwise) of NextTrip to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

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Section 4.6 Organizational Documents. NextTrip has delivered or made available to Sigma true and correct copies of the Certificate of Incorporation and Bylaws of NextTrip and each of its subsidiaries and Affiliates, and any other organizational documents of NextTrip and each of its subsidiaries and Affiliates, each as amended to date, and each such instrument is in full force and effect (collectively, the “NextTrip Organizational Documents”). Neither NextTrip, nor its subsidiaries or Affiliates are in violation of any of the provisions of the NextTrip Organizational Documents. The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), as provided or made available to Sigma, are correct and complete.

Section 4.7 Capitalization. The authorized and outstanding capital stock and other voting securities of NextTrip (the “NextTrip Capital Stock”) and each of its subsidiaries and Affiliates is set forth in Section 4.7 of the NextTrip Disclosure Schedule. Except as set forth on such schedule, no shares of capital stock or other voting securities of NextTrip and each of its subsidiaries or Affiliates were issued, reserved for issuance or outstanding. NextTrip owns of record and beneficially all of the capital stock or other voting securities of each of its subsidiaries and Affiliates. All the outstanding shares of NextTrip and all the outstanding capital stock of each of its subsidiaries and affiliates are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the applicable jurisdiction of formation, the NextTrip Organizational Documents, or any Contract to which NextTrip is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of NextTrip or any of its subsidiaries of Affiliates having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the NextTrip Shares, or other voting securities may vote. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which NextTrip is a party or by which it is bound (x) obligating NextTrip or its subsidiaries and Affiliates, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, NextTrip or its subsidiaries or Affiliates; (y) obligating NextTrip or its subsidiaries or Affiliates to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock or other equity interests of NextTrip or any of its subsidiaries and Affiliates. There are no outstanding Contracts or obligations of NextTrip to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of NextTrip or any of its subsidiaries and Affiliates. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of NextTrip and each of its subsidiaries and Affiliates.

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Section 4.8 Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against NextTrip or the Parent for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of NextTrip or the Parent. The Parent shall be solely responsible for payment of any undisclosed obligation and the Parent.

Section 4.9 Compliance with Laws. The business and operations of NextTrip have been and are being conducted in accordance with all applicable Laws and Orders. NextTrip is not in conflict with, or in default or violation of and, to the Knowledge of NextTrip, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which NextTrip is a party or by which NextTrip, any of its subsidiaries or Affiliates or any of their respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon NextTrip or any of its subsidiaries or Affiliates which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of NextTrip or the conduct of business by NextTrip as currently conducted. NextTrip has filed all forms, reports and documents required to be filed with any Governmental Authority and NextTrip has made available such forms, reports and documents to Sigma. As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.10 Certain Proceedings. There is no Action pending against, or to the Knowledge of NextTrip, threatened against or affecting, NextTrip or any subsidiary of NextTrip, by any Governmental Authority or other Person with respect to NextTrip or any subsidiary of NextTrip, or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. NextTrip and its subsidiaries, are not, and to the Knowledge of NextTrip have not been, a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate). NextTrip and its subsidiaries are not in violation of and, to the Knowledge of NextTrip, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any applicable Law, rule, regulation, judgment or Order. Neither NextTrip, nor its subsidiaries, nor to NextTrip’s Knowledge, any past or present director or officer (in his or her capacity as such) or affiliate of NextTrip or its subsidiaries, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither NextTrip, nor its subsidiaries, nor, to NextTrip’s Knowledge, any past or present director or officer (in his or her capacity as such) or affiliate of NextTrip or its subsidiaries, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither NextTrip, nor its subsidiaries, nor, to NextTrip’s Knowledge, any past or present director or officer (in his or her capacity as such) or affiliate of NextTrip or its subsidiaries, has any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

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Section 4.11 Contracts. Except as set forth in Section 4.11 of the NextTrip Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of NextTrip. NextTrip is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of NextTrip.

Section 4.12 Financial Statements and Tax Matters.

(a) Financial Statements; Books and Records; Accounts Receivable.

(i) NextTrip has delivered to Sigma the financial statements attached as Section 4.12(a)(i) of the NextTrip Disclosure Schedule hereto (the “NextTrip Financial Statements”). The NextTrip Financial Statements fairly present in all material respects the financial position of NextTrip as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii) The books and records of NextTrip are complete and correct in all material respects and have been maintained in accordance with sound business practices consistent with industry standards.

(iii) The accounts receivable of NextTrip are reflected on the books and records of NextTrip and represent valid obligations arising from the sale of products or performance of services in the Ordinary Course of Business. To the Knowledge of NextTrip, the accounts receivable are current and collectible, net of the respective reserves established on NextTrip’s books and records in accordance with past practices consistently applied. To the Knowledge of NextTrip, there is no contest, claim or right of set-off under any Contract relating to accounts receivable with respect to the amount or validity of such accounts receivable. Section 4.12(a)(iii) of the NextTrip Disclosure Schedule sets forth a complete and accurate aging report of such accounts receivable.

(b) Absence of Certain Changes. Since the date of the latest balance sheet included in the NextTrip Financial Statements, NextTrip has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been: (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of NextTrip; (ii) any loss or, to the Knowledge of NextTrip, any threatened or contemplated loss, of business of any customers or suppliers of NextTrip which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NextTrip; (iii) any loss, damage, condemnation or destruction to any of the properties of NextTrip (whether or not covered by insurance); (iv) any borrowings by NextTrip other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

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(c) Tax Returns; Taxes. NextTrip has filed all Tax Returns required to be filed (if any) by or on behalf of NextTrip and has paid all Taxes of NextTrip required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to NextTrip that NextTrip is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on NextTrip’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to NextTrip for any period (or portion of a period) that would affect any period after the date hereof. All Taxes that NextTrip is or was required by Law to withhold or collect have been withheld and collected and have been timely paid over in the appropriate amounts to the proper Governmental Authority as required by Law. NextTrip has not distributed stock or shares of another entity, nor has NextTrip had its shares or stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code. All related-party transactions involving NextTrip have complied with all transfer pricing requirements in all jurisdictions in which the NextTrip does business, including at arm’s length prices and terms in compliance with Section 482 of the Code. NextTrip has not obtained or sought any Tax savings, Tax deferrals or other Tax benefits under the CARES Act. NextTrip has established adequate accruals and reserves, in accordance with GAAP, on the NextTrip Financial Statements for all Taxes payable by NextTrip for all taxable periods and portions thereof. The consummation of the transactions contemplated by this Agreement, by itself or together with any other contracts, transactions or events, will not cause any amounts to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code.

(d) No Adjustments, Changes. Neither NextTrip nor any other Person on behalf of NextTrip (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(e) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of NextTrip, nor is any such claim or dispute pending or contemplated. NextTrip has delivered to Sigma true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by NextTrip, if any, since its inception and any and all correspondence with respect to the foregoing.

(f) Not a U.S. Real Property Holding Corporation. NextTrip is not and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) No Tax Allocation, Sharing. NextTrip is not and has not been a party to any Tax allocation or sharing agreement.

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Section 4.13 Internal Accounting Controls. NextTrip maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. NextTrip has established disclosure controls and procedures for NextTrip and designed such disclosure controls and procedures to ensure that material information relating to NextTrip is made known to the officers by others within NextTrip. NextTrip’s officers have evaluated the effectiveness of NextTrip’s controls and procedures. Since NextTrip’s Most Recent Fiscal Year End, there have been no significant changes in NextTrip’s internal controls or, to the Knowledge of NextTrip, in other factors that could significantly affect NextTrip’s internal controls.

Section 4.14 Labor Matters.

(a) There are no collective bargaining or other labor union agreements to which NextTrip is a party or by which it is bound. No material labor dispute exists or, to the Knowledge of NextTrip, is imminent with respect to any of the employees of NextTrip.

(b) Section 4.14 of the NextTrip Disclosure Schedule sets forth a list of all NextTrip employees, independent contractors or other Persons providing comparable services to it. NextTrip is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. NextTrip is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c) To the Knowledge of NextTrip, no director, officer or employee of NextTrip is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (i) the performance of his or her duties as a director, officer or employee of NextTrip; or (ii) the ability of NextTrip to conduct its business. Each employee of NextTrip is employed on an at-will basis and NextTrip does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

Section 4.15 Employee Benefits.

(a) NextTrip does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of NextTrip. There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between NextTrip and any current or former employee, officer or director of NextTrip, nor does NextTrip have any general severance plan or policy.

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(b) NextTrip does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of NextTrip.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of NextTrip, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from NextTrip; (ii) any increase in the amount of compensation or benefits payable to any such individual; or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No arrangement or other Contract of NextTrip provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of NextTrip.

Section 4.16 Title to Assets. NextTrip has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which NextTrip has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of NextTrip to conduct business as currently conducted.

Section 4.17 Intellectual Property; Data Privacy.

(a) Section 4.17(a) of the NextTrip Disclosure Schedules sets forth a true, complete and correct list of all applications and registrations of Intellectual Property owned by NextTrip (“NextTrip’s Registered IP”). NextTrip is the sole and exclusive owner of all of NextTrip’s Registered IP. All required filings and fees related to NextTrip’s Registered IP have been timely filed and paid, and all NextTrip’s Registered IP is otherwise in good standing.

(b) Section 4.17(b) of NextTrips’ Disclosure Schedules sets forth a true, complete, and correct list of all Intellectual Property which NextTrip uses or holds for use, which is not NextTrip’s Registered IP (“NextTrip’s IP”). NextTrip’s Registered IP and NextTrip’s IP together (“NextTrip Intellectual Property”) constitutes all of the Intellectual Property needed, used or held for use by NextTrip to operate its business as presently conducted. NextTrip is the sole and exclusive owner of or has a valid and enforceable license or other right to use the NextTrip Intellectual Property, as a case maybe, free and clear of any Liens and, to the Knowledge of NextTrip, any infringing or diluting uses thereof by third parties.

(c) All of the NextTrip Intellectual Property is valid and enforceable, and all registrations of NextTrip Intellectual Property are subsisting and in full force and effect and have not been cancelled. NextTrip has taken all reasonable and necessary steps to maintain and enforce the NextTrip Intellectual Property. NextTrip has neither abandoned nor granted any license, permit or other consent or authorization to any third party to use any of the NextTrip Intellectual Property. None of the NextTrip Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction or agreement restricting the scope or use thereof. To the Knowledge of NextTrip, none of the NextTrip Intellectual Property, the conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted, or the products and services of the NextTrip, in each case, has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any kind of any third party. There are, and have been formerly, no threats, claims, suits, actions or other proceedings (including any oppositions, interferences, reviews, or re-examinations) settled or pending or, to the Knowledge of the NextTrip, threatened in writing that allege any such infringement, misappropriation or violation or challenging the validity, enforceability, registrability, or ownership of any NextTrip Intellectual Property.

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(d) No Person has infringed, misappropriated, or otherwise violated any of NextTrip’s Intellectual Property.

(e) NextTrip has taken all necessary steps to maintain and protect, and to provide for the continuity, integrity, and security of, trade secrets and other confidential information of or held by NextTrip, including requiring all Persons having access thereto to execute written non-disclosure agreements. NextTrip has used commercially reasonable efforts to enter into written agreements with current and former employees, and with current and former independent contractors, who are or were involved in or have contributed to the invention, creation, or development of any NextTrip Intellectual Property during the course of employment or engagement with the NextTrip, whereby the employee or independent contractor (1) acknowledges NextTrip’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with NextTrip; (2) grants to the NextTrip a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (3) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law.

(f) The computer programs, software and code, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, input and output formats, libraries, data, data models and databases, and all related specifications and documentation, including developer notes, comments and annotations, operating instructions, user manuals, training materials and tangible media relating to any of the foregoing (“Software”), information technology and computer systems (including the computers, computer software, databases, firmware, middleware, servers, workstations, routers, hubs, switches, interfaces, data communications lines, websites, applications and all other information technology equipment and software, and all associated documentation) of NextTrip (collectively, “NextTrip Business Systems”) are reasonably sufficient for the immediate and anticipated needs of the business and operations of NextTrip. NextTrip Business Systems are in sufficiently good working condition to perform all information technology operations and include sufficient licensed capacity for all software, in each case as necessary for the conduct of the business and operations of NextTrip as currently conducted and as currently contemplated to be conducted. NextTrip maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, acts in compliance therewith, and tests such plans and procedures on a regular basis, and such plans and procedures have been proven effective in all material respects upon such testing.

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(g) NextTrip’s data, privacy and security practices comply, and at all times have complied, in all material respects, with all Laws relating to the processing of personal data, data privacy, data or cyber security, breach notification, or data localization, including the Federal Trade Commission Act, the California Consumer Privacy Act (CCPA), GDPR and HIPAA for the conduct of business as currently conducted, and in connection with the consummation of the transactions contemplated by this Agreement.

(h) NextTrip has implemented and at all times has maintained reasonable and appropriate organizational, physical, administrative and technical measures consistent with the industry in which NextTrip operates to protect the operation, confidentiality, integrity and security of all of NextTrip’s confidential and other data and information in the conduct of the business of the NextTrip (“NextTrip Business Data”) and the NextTrip Business Systems, against misuse. NextTrip Business Systems are free from material bugs and other defects and do not contain any “virus,” “worm,” “spyware” or other malicious software.

(i) NextTrip has obligated all third party service providers, outsourcers, and processors of confidential information on their behalf and all third parties managing NextTrip Business Systems on their behalf to appropriate contractual terms relating to the processing of NextTrip Business Data (as applicable and as required by Data Protection and Security Requirements) and information security and have taken reasonable measures to ensure that such third parties have complied with their contractual obligations. Without limiting the generality of the foregoing, NextTrip has entered into business associate agreements with vendors and customers in all situations where required by applicable Law.

(j) NextTrip has not received any notice of any claims, investigations, for alleged violations of Data Protection and Security Requirements with respect to personal data subject to processing by, or under the control of, NextTrip, and, to the Knowledge of the NextTrip, there are no facts or circumstances that are likely to form the basis for any such claims, investigations or allegations.

(k) NextTrip has obtained the right to use all Software (i) used in its business, other than off-the-shelf Software (“Licensed Software”) and (ii) developed by NextTrip and that is used in the business of the NextTrip (“NextTrip Owned Software”). The NextTrip is in compliance with all material provisions of any Contract pursuant to which the NextTrip has the right to use the Licensed Software.

(l) Section 4.17(l) of the Disclosure Schedule identifies all Open Source Technology that is or has been used by the NextTrip in the development of or incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any NextTrip Owned Software. The NextTrip has not used any Open Source Technology in a manner that requires, or would reasonably be expected to require, the (i) disclosure or distribution of any NextTrip Owned Software in source code form, (ii) license or other provision of any NextTrip Owned Software on a royalty-free basis, or (iii) grant of any license, non-assertion covenant or other rights or immunities under any NextTrip Owned Software or rights to modify, make derivative works based on, decompile, disassemble or reverse engineer any NextTrip Owned Software, including any “copyleft” license. NextTrip has complied with all notice, attribution and other requirements of each applicable Open Source Technology license.

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(m) No NextTrip Owned Software (or, to the Knowledge of the NextTrip, other software) used in the business or operations of the NextTrip or provision of any NextTrip product or service contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) that would reasonably be expected to impair the normal and authorized operation of any computer system, network or device or damage, destroy or prevent the access to or use of any data without consent.

(n) The NextTrip is in actual possession of and has exclusive control over all source code for all NextTrip Owned Software. The NextTrip possesses all source code and other documentation and materials necessary or useful to compile, maintain and operate all NextTrip Owned Software. NextTrip has not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any NextTrip Owned Software to any Person, other than in the performance of services for the NextTrip.

To the best of NextTrip’s Knowledge, NextTrip is in compliance in all material respects with all applicable Laws pertaining to (i) data security, cybersecurity, privacy, and (ii) the collection, storage, use, access, disclosure, processing, security, and transfer of personal data, to the extent that it is subject to same. Except as set forth in Schedule 4.17 of the NextTrip Disclosure Schedule, NextTrip does not have any premises, employees or tangible assets, and does not conduct any business activities, in any country other than the U.S.

Section 4.18 Environmental Laws NextTrip (a) is in compliance with all Environmental Laws (as defined below); (b) has received all Licenses or other approvals required under applicable Environmental Laws to conduct its business; and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on NextTrip. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.19 Transactions with Affiliates and Employees. Except as set forth in Section 4.19 of the NextTrip Disclosure Schedule, no officer, director, employee of NextTrip or any Affiliate of any such Person (each, a “Related Party”), has or has had, either directly or indirectly, an interest in any transaction with NextTrip (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services, materials, or other items, to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of NextTrip, any entity in which any such Person has an interest or is an officer, director, trustee or partner. Except as set forth in Section 4.19 of the NextTrip Disclosure Schedule, NextTrip is not dependent on any services or materials owned by any Related Party.

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Section 4.20 Liabilities. Except as set forth on Section 4.20 of the NextTrip Disclosure Schedule, NextTrip has no Liability (and there is no Action pending, or to the Knowledge of NextTrip, threatened against NextTrip that would reasonably be expected to give rise to any Liability). NextTrip is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date.

Section 4.21 Money Laundering Laws. The operations of NextTrip are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving NextTrip with respect to the Money Laundering Laws is pending or, to the Knowledge of NextTrip, threatened.

Section 4.22 Foreign Corrupt Practices. Neither NextTrip, nor, to the Knowledge of NextTrip, any director, officer, agent, employee or other Person acting on behalf of NextTrip has, in the course of its actions for, or on behalf of, NextTrip (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.23 Absence of Certain Changes or Events. Except as set forth in Section 4.23 of the NextTrip Disclosure Schedule, since the NextTrip Most Recent Fiscal Year End (a) NextTrip has conducted its business only in Ordinary Course of Business; and (b) there has not been any change in the assets, Liabilities, financial condition or operating results of NextTrip, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on NextTrip. NextTrip has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does NextTrip have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 4.24 Disclosure. No representation or warranty of NextTrip contained in this Agreement and no statement or disclosure made by or on behalf of NextTrip to Sigma pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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Section 4.25 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on NextTrip, (a) NextTrip and its subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of NextTrip reasonably has determined to be prudent and consistent with industry practice, and NextTrip and its subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of NextTrip and its subsidiaries, NextTrip or its relevant subsidiary is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by NextTrip or its subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither NextTrip nor its subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

Section 4.26 Investment Company. NextTrip is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.27 Proxy Statement Information. None of the information supplied or to be supplied by NextTrip to Sigma for inclusion in the Proxy Statement or any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.28 Proxy Statement Financial Statements. Using commercially reasonable efforts, NextTrip and its officers and employees shall assist Sigma and its accountants and auditors in preparing audited and unaudited financial statements as required by Regulation S-X and as required and requested from time to time by the SEC and the SEC’s rules and requirements for inclusion in the Proxy Statement and any and all other filings with the SEC that such financial statements are required to be included in, and shall further supply Sigma all information, reports, documentation and financial information reasonably requested in connection therewith. The costs of all audits and the preparation of all financial information required pursuant to this Section 4.28 shall be paid by NextTrip.

Section 4.29 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Sigma by NextTrip pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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Article V
REPRESENTATIONS AND WARRANTIES OF SIGMA

Sigma hereby represents and warrants to NextTrip and the Parent, subject to the exceptions and qualifications specifically set forth or disclosed in the SEC Reports or specifically set forth or disclosed in writing in the disclosure schedule delivered by Sigma to NextTrip contemporaneously with the execution of this Agreement (the “Sigma Disclosure Schedule”), that the statements contained in this Article V are correct and complete as of the date of this Agreement and as of the Closing Date. All references below to Sigma’s “subsidiaries” shall only refer to Sigma’s subsidiaries and not any minority owned subsidiaries. Each reference to Sigma below shall include where applicable and warranted, a reference to Sigma’s subsidiaries.

Section 5.1 Organization and Qualification. Sigma is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Sigma. The Sigma Common Stock is presently quoted on the Principal Market and, except as disclosed in the SEC Reports, Sigma has not received any notice from the SEC that it has or will commence, institute or bring a proceeding pursuant to Section 12(j) of the Exchange Act.

Section 5.2 Authority. Sigma has all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which Sigma is a party and any other certificate, agreement, document or instrument to be executed and delivered by Sigma in connection with the transactions contemplated hereby and thereby and, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to approval of the issuance of the Restricted Sigma Shares at the Stockholders Meeting. The execution and delivery of this Agreement and the other Transaction Documents by Sigma and the performance by Sigma of its respective obligations hereunder and thereunder and the consummation by Sigma of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Sigma. Sigma is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby other than filings and notices required by SEC rules and regulations and requirements of the Principal Market, all of which have been or will be timely made. This Agreement has been, and each of the Transaction Documents to which Sigma is a party will be, duly and validly authorized and approved, executed and delivered by Sigma.

Section 5.3 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than Sigma, this Agreement and each of the Transaction Documents to which Sigma is a party are duly authorized, executed and delivered by Sigma and constitutes the legal, valid and binding obligations of Sigma enforceable against Sigma in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally.

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Section 5.4 No Conflicts. Neither the execution nor the delivery by Sigma of this Agreement or any Transaction Document to which Sigma is a party, nor the consummation or performance by Sigma of the transactions contemplated hereby or thereby (except as discussed below) will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of Sigma Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to Sigma, or by which Sigma or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of Sigma under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of Sigma under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which Sigma is a party or by which Sigma or any of its respective assets and properties are bound or affected (except as relating to notes, bonds, mortgages, indentures, Contracts and other instruments requiring approval of counterparties which have not been obtained as of the date of this Agreement, as set forth in Section 5.4 of the Sigma Disclosure Schedule, but which will be obtained prior to Closing); or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by Sigma or that otherwise relate to the business of, or any of the properties or assets owned or used by, Sigma, except, in the case of clauses (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on Sigma.

Section 5.5 Subsidiaries. Except as set forth in Section 5.5 of the Sigma Disclosure Schedule, Sigma does not own, directly or indirectly, any equity or other ownership interest in any corporation, limited liability company, limited or general partnership, joint venture or other entity or enterprise. Except as set forth in Section 5.5 of the Sigma Disclosure Schedule, there are no Contracts or other obligations (contingent or otherwise) of Sigma to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 5.6 Organizational Documents. Sigma has delivered or made available to NextTrip a true and correct copy of the Articles of Incorporation and Bylaws of Sigma and any other organizational documents of Sigma, each as amended, and each such instrument is in full force and effect (the “Sigma Organizational Documents”). Sigma is not in violation of any of the provisions of its Sigma Organizational Documents. The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), as provided or made available to NextTrip, are correct and complete.

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Section 5.7 Capitalization.

(a) The authorized and outstanding capital stock or other voting securities of Sigma (the “Sigma Capital Stock”) and each of its subsidiaries is set forth in Section 5.7 of the Sigma Disclosure Schedule. Except as set forth in Section 5.7 of the Sigma Disclosure Schedule, no shares of capital stock or other voting securities of Sigma and each of its majority subsidiaries are issued, reserved for issuance or outstanding. Sigma owns of record and beneficially all of the capital stock or other voting securities of each of its subsidiaries. All the outstanding Sigma Common Stock shares and all the outstanding capital stock of each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the applicable jurisdiction of formation, the Sigma Organizational Documents or any Contract to which Sigma is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of Sigma or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Sigma Common Stock or other voting securities may vote. Except as set forth in the SEC Filings, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Sigma is a party or by which it is bound (x) obligating Sigma or its subsidiaries, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Sigma or its subsidiaries; (y) obligating Sigma or its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock or other equity interests of Sigma and each of its subsidiaries. There are no outstanding Contracts or obligations of Sigma to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Sigma or any of its subsidiaries. Except at set forth in Schedule 5.7 of the Sigma Disclosure Schedule, there are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of Sigma and each of its subsidiaries, which has not previously been satisfied or waived.

(b) The issuance of the Restricted Sigma Shares to the Parent has been duly authorized and, upon delivery to the Parent Members of certificates therefor, at Closing, in accordance with the terms of this Agreement, the Restricted Sigma Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Parent and restrictions on transfer imposed by this Agreement and the Securities Act.

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Section 5.8 Compliance with Laws. The business and operations of Sigma have been and are being conducted in accordance with all applicable Laws and Orders. Except as set forth in Section 5.8 of the Sigma Disclosure Schedule, Sigma is not in conflict with, or in default or violation of and, to the Knowledge of Sigma, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which Sigma is a party or by which Sigma, any of its subsidiaries or Affiliates or any of their respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon Sigma or any of its subsidiaries or Affiliates which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of Sigma or the conduct of business by Sigma as currently conducted. Sigma has filed all forms, reports and documents required to be filed with any Governmental Authority and Sigma has made available such forms, reports and documents to NextTrip. As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.9 Certain Proceedings. Except as set forth in Section 5.9 of the Sigma Disclosure Schedule, there is no Action pending against, or to the Knowledge of Sigma, threatened against or affecting, Sigma by any Governmental Authority or other Person with respect to Sigma or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. Except as set forth in Section 5.9 of the Sigma Disclosure Schedule, Sigma has not been a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate). Sigma is not in violation of and, to the Knowledge of Sigma, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order. Except as set forth in Section 5.9 of the Sigma Disclosure Schedule, neither Sigma nor to Sigma’s Knowledge any past or present director or officer (in his or her capacity as such) or affiliate, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty in the past ten (10) years. Neither Sigma nor to Sigma’s Knowledge any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither Sigma nor to Sigma’s Knowledge any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

Section 5.10 No Brokers or Finders. Except as set forth in Section 5.10 of the Sigma Disclosure Schedule, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Sigma for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of Sigma. Subject to the final sentence of this section, Sigma shall be solely responsible for payment of any undisclosed obligation.

Section 5.11 Contracts. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Sigma. Sigma is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of Sigma.

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Section 5.12 SEC Reports.

(a) Since January 1, 2020, Sigma has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act (the “SEC Reports”).

(b) As of their respective dates, the SEC Reports and any registration statements filed by Sigma under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material Contracts to which Sigma is a party or to which the property or assets of Sigma are subject have been filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of Sigma included in the SEC Reports and the Registration Statements complied in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of Sigma as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding Sigma’s business is current and complete and accurately reflects operations of Sigma as it exists as of the date hereof. There is no order issued by the SEC suspending the effectiveness of any outstanding Registration Statement and there are no proceedings for that purpose that have been initiated or threatened by the SEC.

Section 5.13 Internal Accounting Controls. Sigma maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Sigma has established disclosure controls and procedures for Sigma and designed such disclosure controls and procedures to ensure that material information relating to Sigma is made known to the officers by others within Sigma. Sigma’s officers have evaluated the effectiveness of Sigma’s controls and procedures. Since the Sigma Most Recent Fiscal Year End, there have been no significant changes in Sigma’s internal controls or, to the Knowledge of Sigma, in other factors that could significantly affect Sigma’s internal controls.

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Section 5.14 Listing and Maintenance Requirements. Except as set forth in the SEC Reports, Sigma is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Sigma Common Stock on the Principal Market or any other trading market on which the Sigma Common Stock is currently listed or quoted. The issuance and sale of the Restricted Sigma Shares under this Agreement, assuming the approval of Sigma’s stockholders for the issuance of such Sigma Shares at the Stockholders’ Meeting is received, will not contravene the rules and regulations of the Principal Market.

Section 5.15 DTC Eligibility. The Restricted Sigma Shares are eligible for clearance and settlement through The Depository Trust Company (“DTC”). Sigma’s transfer agent is a participant in the DTC Fast Automated Securities Transfer (“FAST”) program and the Sigma Common Stock is eligible as a DTC FAST issue. There is no DTC “chill” or equivalent on the Sigma Common Stock.

Section 5.16 Application of Takeover Protections. Sigma has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Sigma Organizational Documents or the Laws of its state of incorporation that is or could become applicable to the transactions contemplated hereby.

Section 5.17 Tax Matters.

(a) Tax Returns. Sigma and its subsidiaries have filed all Tax Returns required to be filed (if any) by or on behalf of Sigma and such subsidiary and have paid all Taxes of such entity required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to Sigma or any of its subsidiaries that Sigma or such subsidiary is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on Sigma’s or any of its subsidiaries’ property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to Sigma or any of its subsidiaries for any period (or portion of a period) that would affect any period after the date hereof.

(b) No Adjustments, Changes. Neither Sigma nor any other Person on behalf of Sigma (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of Sigma or any of its subsidiaries, nor is any such claim or dispute pending or contemplated. Sigma has delivered to the NextTrip true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by Sigma or any of its subsidiaries, if any, for the past three years, and any and all correspondence with respect to the foregoing.

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(d) Not a U.S. Real Property Holding Corporation. Neither Sigma nor any of its subsidiaries is and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e) No Tax Allocation, Sharing. Neither Sigma nor any its subsidiaries is party to, and has not been a party to, any Tax allocation or sharing agreement.

Section 5.18 Labor Matters.

(a) There are no collective bargaining or other labor union agreements to which Sigma is a party or by which it is bound. No material labor dispute exists or, to the Knowledge of Sigma, is imminent with respect to any of the employees of Sigma.

(b) Sigma is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. Sigma is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c) To the Knowledge of Sigma, no director, officer or employee of Sigma is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (i) the performance of his or her duties as a director, officer or employee of Sigma; or (ii) the ability of Sigma to conduct its business. Except as set forth in Section 5.18 of the Sigma Disclosure Schedule, each employee of Sigma is employed on an at-will basis and Sigma does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

Section 5.19 Employee Benefits.

(a) Except as set forth in Section 5.19 of the Sigma Disclosure Schedule or in the SEC Filings, Sigma does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Sigma. Except as set forth in Section 5.19 of the Sigma Disclosure Schedule or the SEC Filings, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between Sigma and any current or former employee, officer or director of Sigma, nor does Sigma have any general severance plan or policy.

(b) Except as set forth in the SEC Filings, Sigma does not, and for the past five (5) years has not, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of Sigma.

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(c) Except as set forth in Section 5.19 of the Sigma Disclosure Schedule, neither the consummation of the transactions contemplated hereby alone, or in combination with another event, with respect to each director, officer, employee and consultant of Sigma, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Sigma; (ii) any increase in the amount of compensation or benefits payable to any such individual; or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. Except as set forth in Section 5.19 of the Sigma Disclosure Schedule, no arrangement or other Contract of Sigma provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Sigma.

Section 5.20 Title to Assets. Sigma has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Sigma has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Sigma to conduct business as currently conducted.

Section 5.21 Intellectual Property. The SEC Reports describe all Intellectual Property used by Sigma in its business as presently conducted, which constitutes all of its Intellectual Property needed by Sigma to operate its business as presently conducted. Sigma is the sole and exclusive owner of or has a license or other right to use the Intellectual Property, free and clear of any Liens and, to the Knowledge of Sigma, any infringing uses thereof by third parties. Sigma has neither abandoned nor granted any license, permit or other consent or authorization to any third party to use any of its Intellectual Property except in the Ordinary Course of Business and except as provided in the APA and as set forth in Subject 5.21 of the Disclosure Schedule or in the SEC Reports. None of its Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction or agreement restricting the scope or use thereof. To the actual knowledge of Sigma’s President and Chief Executive Officer, Jacob Brunsberg, or Sigma’s Chief Financial Officer, Frank Orzechowski, none of its Intellectual Property infringes on any trademarks, Internet domain names, copyrights or any other intellectual property rights of any kind of any third party.

Section 5.22 Environmental Laws. Sigma (a) is in compliance with all Environmental Laws; (b) has received all Licenses or other approvals required under applicable Environmental Laws to conduct its business: and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Sigma.

Section 5.23 Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports or Section 5.23 of the Sigma Disclosure Schedule, no officer, director, employee or stockholder of Sigma or any Affiliate of any such Person, has or has had, either directly or indirectly, a material interest in any transaction with Sigma (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of Sigma, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

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Section 5.24 Liabilities. Sigma has no Liability (and there is no Action pending, or to the Knowledge of Sigma, threatened against Sigma that would reasonably be expected to give rise to any Liability), except as set forth in the SEC Reports or in Section 5.24 of the Sigma Disclosure Schedule. Sigma is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date.

Section 5.25 Investment Company. Sigma is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.26 Money Laundering Laws. The operations of Sigma are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Proceeding involving Sigma with respect to the Money Laundering Laws is pending or, to the Knowledge of Sigma, threatened.

Section 5.27 Foreign Corrupt Practices. Neither Sigma, nor, to the Knowledge of Sigma, any director, officer, agent, employee or other Person acting on behalf of Sigma has, in the course of its actions for, or on behalf of, Sigma (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.28 Absence of Certain Changes or Events. Except as set forth in the SEC Reports, from the Sigma Most Recent Fiscal Year End (a) Sigma has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of Sigma, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on Sigma; and (c) Sigma has not completed or undertaken any of the actions set forth in Section 6.2. Sigma has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Sigma have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 5.29 Undisclosed Events. No event, Liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Sigma, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Sigma under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Sigma of its common stock and which has not been publicly announced or will not be publicly announced in a Current Report on Form 8-K filed by Sigma filed within four (4) Business Days after the Closing.

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Section 5.30 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Sigma, (a) Sigma and its subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Sigma reasonably has determined to be prudent and consistent with industry practice, and Sigma and its subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers and directors of Sigma and its subsidiaries, Sigma or its relevant subsidiary is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid or provided for, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Sigma or its subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Sigma nor its subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

Section 5.31 Disclosure. All documents and other papers delivered or made available by or on behalf of Sigma in connection with this Agreement are true, complete, correct and authentic in all material respects. No representation or warranty of Sigma contained in this Agreement and no statement or disclosure made by or on behalf of Sigma to NextTrip or the Parent pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Article VI
CONDUCT PRIOR TO CLOSING

Section 6.1 Conduct of Business. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, Sigma and NextTrip shall (a) carry on their respective businesses diligently and in the usual, regular and Ordinary Course of Business, in substantially the same manner as currently being conducted and in compliance with all applicable Laws, except (i) as to Sigma as it relates (y) to the transactions contemplated by the APA and (z) the sale of equity under that certain at-the-market agreement in an amount not to exceed $1,500,000 and (ii) as to NextTrip as it relates to the sale of debt or equity securities prior to the Closing Date in the amount not to exceed $2,000,000; (b) pay or perform its material obligations when due; (c) use its commercially reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings; and (d) keep their business and properties substantially intact, including their present operations, physical facilities and working conditions. In furtherance of the foregoing and subject to applicable Law, Sigma on the one hand and NextTrip on the other shall confer with the other Party, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of the business of Sigma or NextTrip, except (i) as to Sigma as it relates (y) to the transactions contemplated by the APA and (z) the sale of equity under that certain at-the-market agreement in an amount not to exceed $1,500,000 and (ii) as to NextTrip as it relates to the sale of debt or equity securities prior to the Closing Date in the amount not to exceed $2,000,000. Any of the obligations of Sigma and NextTrip as set forth in this Section 6.1 may be waived with the written consent of Sigma (as to NextTrip) and NextTrip (as to Sigma).

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Section 6.2 Restrictions on Conduct of Business. Without limiting the generality of the terms of Section 6.1 hereof, except as required by the terms hereof, except (i) as to Sigma as it relates (y) to the transactions contemplated by the APA and (z) the sale of equity under that certain at-the-market agreement in an amount not to exceed $1,500,000 and (ii) as to NextTrip as it relates to the sale of debt or equity securities prior to the Closing Date in the amount not to exceed $2,000,000, and except to the extent that the other Party (either Sigma or NextTrip, for purposes of Section 6.2) shall otherwise consent in writing, which shall not be unreasonably withheld, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, Sigma and NextTrip shall not do any of the following, where applicable:

(a) except as required by applicable Law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) enter into any partnership arrangements, joint development agreements or strategic alliances, other than in the Ordinary Course of Business;

(c) increase the compensation or fringe benefits of, or pay any bonuses or special awards to, any present or former director, officer, stockholder or employee of Sigma or NextTrip (except for increases in salary or wages in the Ordinary Course of Business, or, as it relates to NextTrip in an amount not to exceed $100,000 per annum to any one employee or executive) or increase any fees to any independent contractors; (ii) grant any severance or termination pay to any present or former director, officer or employee of Sigma or NextTrip; (iii) enter into, amend or terminate any employment Contract, independent contractor agreement or collective bargaining agreement, written or oral; or (iv) establish, adopt, enter into, amend or terminate any bonus, profit sharing, incentive, severance, or other plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of this Agreement, except as required by applicable Law;

(d) except as contemplated by this Agreement, approved by the Parent (as it relates to Sigma) or Sigma (as it relates to NextTrip), or pursuant to agreements in place at the time this Agreement is entered into, issue, deliver, sell, authorize, pledge or otherwise encumber, or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of Sigma or NextTrip, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of Sigma or NextTrip, or enter into other Contracts or commitments of any character obligating it to issue any such shares of capital stock of Sigma or NextTrip or securities convertible into, or exercisable or exchangeable for, shares of capital stock of Sigma or NextTrip;

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(e) cause, permit or propose any amendments to any Sigma or NextTrip Organizational Documents;

(f) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, joint venture, association, business trust or other business enterprise or entity, or otherwise acquire or agree to acquire any assets other than in the Ordinary Course of Business;

(g) adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(h) except as required by applicable Law, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the Ordinary Course of Business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee other than in the Ordinary Course of Business, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its officers;

(i) except in the Ordinary Course of Business, modify, amend or terminate any Contract to which Sigma or NextTrip is a party, or waive, delay the exercise of, release or assign any rights or claims thereunder;

(j) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the Ordinary Course of Business;

(k) (i) incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Sigma or NextTrip, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for endorsements and guarantees for collection, short-term borrowings and lease obligations, in each case incurred in the Ordinary Course of Business; or (ii) make any loans, advances or capital contributions to, or investment in, any other Person, other than to Sigma or NextTrip;

(l) pay, discharge or satisfy any claims (including claims of stockholders), Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the Ordinary Course of Business or in accordance with their terms as in effect on the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing License, Contract or other document, other than in the Ordinary Course of Business;

(m) change any financial reporting or accounting principle, methods or practices used by it unless otherwise required by applicable Law or GAAP;

(n) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement);

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(o) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Sigma or NextTrip or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(p) enter into any transaction with any of its directors, officers, stockholders, or Affiliates;

(q) make any capital expenditure in excess of $100,000, which shall exclude any transaction fees associated with this Agreement;

(r) (i) grant any license or sublicense of any rights under or with respect to any Intellectual Property; (ii) dispose of or let lapse and Intellectual Property, or any application for the foregoing, or any license, permit or authorization to use any Intellectual Property; or (iii) amend, terminate any other Contract, license or permit to which Sigma or NextTrip is a party;

(s) file or amend any material Tax Return, or otherwise make, or permit to be made, without the prior written consent of the other Party any material Tax election which would affect Sigma or NextTrip; or

(t) commit to or otherwise to take any of the actions described in this Section 6.2.

Article VII
ADDITIONAL AGREEMENTS

Section 7.1 Access to Information. Each of Sigma and NextTrip shall afford the other Party, its accountants, counsel and other representatives (including the Parent), reasonable access, during normal business hours, to the properties, books, records and personnel of such Party at any time prior to the Closing in order to enable each Party to obtain all information concerning the business, assets and properties, results of operations and personnel of the other Party as each Party may reasonably request. No information obtained in the foregoing investigation by a Party pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

Section 7.2 Legal Requirements. The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

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Section 7.3 Notification of Certain Matters. NextTrip shall give prompt notice to Sigma, and Sigma shall give prompt notice to the NextTrip, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at the Closing, such that the conditions set forth in Article IX hereof, as the case may be, would not be satisfied or fulfilled as a result thereof; or (b) any material failure of any NextTrip, the Parent or Sigma, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the rights and remedies available hereunder to the Party receiving such notice.

Section 7.4 Acquisition Proposals.

(a) From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement, neither Sigma nor any representative of Sigma will, directly or indirectly: (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Competing Transaction Proposal from any Person other than NextTrip or the Parent (a “Third Party”) or take any action that could reasonably be expected to lead to a Competing Transaction Proposal; (ii) furnish any information regarding Sigma to any Third Party in connection with or in response to a Competing Transaction Proposal or an inquiry or indication of interest; (iii) engage in or continue any discussions or negotiations with any Third Party with respect to any Competing Transaction Proposal; (iv) approve, endorse or recommend any Competing Transaction Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Competing Transaction Proposal.

(b) Concurrently with the execution of this Agreement, Sigma shall (i) immediately cease and cause to be terminated any existing discussions with any Person that relate to any Competing Transaction Proposal; and (ii) cause any physical or virtual data room containing any such information to no longer be accessible to or by any Person other than NextTrip, the Parent and their respective representatives.

Section 7.5 Sigma Stockholders’ Meeting.

(a) Sigma shall take all action necessary and within its powers under applicable Law to call, give notice of and hold a meeting (such meeting, the “Stockholders’ Meeting”) of the holders of Sigma Common Stock to vote on, among other things, (i) the issuance of the Restricted Sigma Shares (including the Contingent Shares) pursuant to the terms of this Agreement, and (ii) the Charter Amendments (collectively, the “Stockholder Approval Matters”). The Stockholders’ Meeting shall be held as promptly as practicable after the Clearance Date and the mailing of the Proxy Statement to Sigma’s stockholders. Sigma shall utilize commercially reasonable best efforts to ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws.

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(b) Sigma agrees that (i) the Sigma Board shall recommend that the holders of Sigma Common Stock vote to approve the Stockholder Approval Matters and shall use commercially reasonable efforts to promptly solicit such approval, (ii) the Proxy Statement shall include a statement to the effect that the Sigma Board recommends that Sigma’s stockholders vote to approve the Stockholder Approval Matters (the recommendation of the Sigma Board that Sigma’s stockholders vote to approve the Stockholder Approval Matters being referred to as the “Board Recommendation”); and (iii) the Board Recommendation shall not be withdrawn or modified in a manner adverse to Sigma, and no resolution by the Sigma Board or any committee thereof to withdraw or modify the Board Recommendation in a manner adverse to Sigma shall be adopted or proposed.

(c) Notwithstanding anything herein to the contrary, (i) in the event that the issuance of the Restricted Sigma Shares (including the Contingent Shares) pursuant to the terms of this Agreement is approved at the Stockholders Meeting, but any of Charter Amendments are not approved at the Stockholders Meeting, Sigma shall call a special meeting or meetings of the stockholders as soon as practicable thereafter to seek stockholder approval to obtain approval of Charter Amendments not so approved; and (ii) in the event that the issuance of the Restricted Sigma Shares (including the Contingent Shares) pursuant to the terms of this Agreement is approved at the Stockholders Meeting, but the Charter Amendment relating to the increase in authorized shares is not approved, to the extent that Sigma does not have sufficient shares of Common Stock authorized to issue any of the Contingent Shares, in lieu thereof, Sigma shall issue NextTrip shares of a new series of convertible preferred stock in form and substance satisfactory to the NextTrip Representative which, among other things, will provide for voting on an as converted basis and be automatically converted into shares of Common Stock once stockholder approval for the increase in authorized shares has been obtained.

Section 7.6 Proxy Statement; Listing.

(a) As promptly as practicable after the date of this, and in no event later than 20 Business Days following the date hereof, the Parties hereto shall prepare, and Sigma shall cause to be filed with the SEC, promptly, the Proxy Statement. Sigma shall use commercially reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and the Principal Market, to respond promptly to any comments of the SEC or the Principal Market or their respective staff and to clear comments, if any, on the Proxy Statement as promptly as practicable after it is filed with the SEC. Sigma shall also use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of Sigma as promptly as practicable after the Clearance Date. If at any time prior to the Closing Date any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, Sigma shall prepare and shall file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Sigma shall use commercially reasonable efforts to cause the Proxy Statement to clear comments with the SEC, if any.

(b) Each of NextTrip and the Parent, individually, shall reasonably cooperate with Sigma and promptly provide, and require its representatives, advisors, accountants and attorneys to promptly provide, Sigma and its representatives, advisors, accountants and attorneys, with all such information regarding such party as is required by law to be included in the Proxy Statement or reasonably requested from Sigma to be included in the Proxy Statement. NextTrip and the Parent and their representatives will be given a reasonable opportunity to be involved in the drafting of the Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC. Following the Clearance Date, Sigma shall use its commercially reasonable best efforts to file any amendments or supplements to the Proxy Statement required by applicable Law.

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(c) Sigma will use its commercially reasonable best efforts to cause the Restricted Sigma Shares to be issued in connection with the Share Exchange, to be approved for listing on the Principal Market and to continue to trade on the Principal Market following the Closing.

(d) Except as required by law or as Sigma and NextTrip may mutually agree, Sigma shall not adjourn or postpone the Stockholders’ Meeting beyond the date on which the Stockholders’ Meeting was (or was required to be) originally scheduled; provided that Sigma shall be permitted to adjourn or postpone the Stockholders’ Meeting if as of the time for which such meeting is originally scheduled there are insufficient shares of Sigma Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

Section 7.7 Line of Credit. NextTrip shall provide a line of credit to Sigma in the amount up to $400,000 (the “Line of Credit”) payable in tranches over the period ending four (4) months following the date hereof, unless the earlier termination of this Agreement; provided, however, that any additional capital raised by Sigma following the date hereof, including but not limited to via the At-the-Market Issuance Sales Agreement with Lake Street Capital Markets, LLC, shall proportionally reduce the maximum amount available under the Line of Credit on a dollar-for-dollar basis. The purpose of the Line of Credit is to provide Sigma funding to support its operations, pay legal fees due in connection with negotiation of, and transactions contemplated by, this Agreement and related agreements, and pay debts of Sigma. The Line of Credit will be evidenced by a promissory note of Sigma in reasonably acceptable form to both Sigma and NextTrip. Funding requests under the Line of Credit shall be approved by the NextTrip Representative and the Sigma Board

Section 7.8 D&O Insurance. As of the Closing Date, if possible, or as soon as possible thereafter in connection with the issuance of the Contingent Shares, Sigma shall obtain, and fully pay, at NextTrip’s expense, the premium for a six year prepaid “tail” policy for the extension of the coverage under Sigma’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Closing Date or such later date, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by Sigma, as the case may be, with respect to matters arising on or before the Closing Date or such late date, covering without limitation the transactions contemplated hereby.

Section 7.9 Updates to Disclosure Schedule. The Parties shall supplement their respective Disclosure Schedules prior to the Closing by delivery to the other Parties, at least five (5) days prior to the Closing Date of any such supplement (a “Disclosure Supplement”). Each Disclosure Supplement shall be in writing and shall be delivered in accordance with this Agreement. Unless the existence of any matter set forth in any such Disclosure Supplement which was not disclosed at the time of the signing of this Agreement (a “New Matter”) would have a Material Adverse Effect, the Disclosure Schedule referred to herein shall be deemed amended and supplemented as of the Closing Date by all information including, without limitation, any New Matter set forth in any Disclosure Supplement and the warranties and representations of the Parties herein shall be deemed amended) and supplemented by all such information set forth in each Disclosure Supplement. In such event all references to Disclosure Schedule shall include all Disclosure Supplements. To the extent that the existence of any New Matter would have a Material Adverse Effect, the Parties, as applicable, shall have the right hereunder (a) to terminate this Agreement by written notice pursuant to Section 10.1(f) or 10.1(g), as applicable, within five (5) days after receipt of the Disclosure Supplement which includes the New Matter, but prior to the Closing or (b) to consummate the transactions contemplated hereby.

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Article VIII
POST CLOSING COVENANTS

Section 8.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 8.2 Public Announcements. Sigma shall file with the SEC a Form 8-K, describing the material terms of the transactions contemplated hereby as soon as practicable after the date of this Agreement, but in no event more than four (4) business days following the date hereof. Prior to the Closing Date, Sigma, NextTrip and the Parent (each a “Material Party”) shall consult with each other in issuing the Form 8-K and any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or the Principal Market with respect to the transactions contemplated hereby, and no Party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other Material Parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by Law, in which case the disclosing Party shall use commercially reasonable efforts to provide the other Material Parties with prior notice of no less than three (3) calendar days, of such disclosure and shall incorporate in the disclosure the reasonable comments of the other Material Parties.

Article IX
CONDITIONS TO CLOSING

Section 9.1 Conditions to Closing.

(a) Conditions to Obligation of the Parties Generally. Neither of the Parties shall be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Action shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority; or (iii) Sigma Common Stock is not listed on the Principal Market or the Principal Market shall have notified Sigma that the Sigma Common Stock will be delisted in connection with the Closing.

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(b) Contemporaneous Election of New Directors. At Closing, the Sigma board of directors shall be comprised of five (5) members, one (1) of which shall be the individual identified and set forth on Schedule 2.5(a) of the NextTrip Disclosure Schedule and at least three of which shall be independent in accordance with the rules of the Principal Market. No change shall be made to the authorized number of Sigma directors as provided in Section 2.5.

(c) Contemporaneous Charter Amendments. Subject to the provisions set forth in Section 7.5(c), at or in connection with Closing, pursuant to the Charter Amendments, Sigma shall change its name to “NextTrip, Inc.”, or such other name as is mutually agreed to by Sigma and the Parent and reflected in the Charter Amendments.

(d) Principal Market Listing. In the event the Principal Market determines that the Share Exchange (or any other related transaction or transactions) constitutes, or will constitute, a “back-door listing” or “reverse merger,” the Parties shall cooperate in good faith to seek to ensure that the Combined Company (and the Sigma Common Stock) qualifies for initial listing on the Principal Market, pursuant to the applicable guidance and requirements of the Principal Market as of the Closing.

(e) Sigma Stockholders’ Meeting. Subject to the provisions set forth in Section 7.5(c), the Stockholder Approval Matters shall have been approved at the Stockholders’ Meeting.

Section 9.2 Conditions to Obligation of NextTrip and the Parent. The obligations of NextTrip and the Parent to close the transactions contemplated herein and perform their respective obligations under this Agreement are subject, at the option of NextTrip and the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by NextTrip and the Parent in writing:

(a) The representations and warranties of Sigma set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at the Closing Date;

(b) Sigma shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) No action, suit, or proceeding shall be pending or, to the Knowledge of Sigma, threatened before any Governmental Authority wherein an Order or charge would (i) affect adversely the right of the Parent to own the Restricted Sigma Shares; or (ii) affect adversely the right of Sigma to own NextTrip or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

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(d) No event, change or development shall exist or shall have occurred since Sigma’s Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on Sigma;

(e) Sigma’s net Liabilities as of immediately prior to Closing shall not exceed a maximum of $100,000 in the aggregate, provided, however, that any amounts advanced to Sigma pursuant to the Line of Credit shall be excluded from the calculation of such net Liabilities;

(f) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Sigma for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by Sigma and Sigma shall have delivered proof of same to NextTrip and the Parent;

(g) Sigma shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date;

(h) The Sigma Common Stock shall be listed on the Principal Market, and no reason shall exist as to why such listing shall not continue immediately following the Closing;

(i) Trading in the Sigma Common Stock shall not have been suspended by the SEC, the Principal Market or any regulatory body at any time since the date of execution of this Agreement;

(j) Sigma shall have obtained the eligibility of the Restricted Sigma Shares for clearance and settlement through DTC and no reason shall exist as to why such DTC eligibility shall not continue immediately following the Closing;

(k) Sigma shall have delivered to NextTrip and the Parent a certificate, dated the Closing Date, executed by an officer of Sigma, certifying the satisfaction of the conditions specified in Section 9.1(a)(iii) and Section 9.2(a) through 9.2(i), inclusive, relating to Sigma;

(l) Sigma shall have delivered to NextTrip and the Parent a certificate duly executed by the Secretary of Sigma and dated as of the Closing Date, as to the resolutions as adopted by Sigma’s board of directors, in a form reasonably acceptable to NextTrip, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

(m) Sigma shall have delivered to NextTrip and the Parent the written resignations as of the Closing of one current director and the current president and chief executive officer of Sigma; and

(n) Sigma shall have delivered to NextTrip and the Parent (i) proof of the appointment of the individual identified on Schedule 2.5(a) of the NextTrip Disclosure Schedule as a director and of William Kerby as chief executive officer of Sigma and (ii) a duly executed copy of the Kerby Employment Agreement as provided in Section 2.5(b); and

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(o) All actions to be taken by Sigma in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to affect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to NextTrip and the Parent.

Section 9.3 Conditions to Obligation of Sigma. The obligations of Sigma to close the transactions contemplated hereby and perform its obligations under this Agreement at Closing, are subject, at the option of Sigma, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Sigma in writing:

(a) The representations and warranties of NextTrip and the Parent set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at the Closing Date;

(b) NextTrip and the Parent shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

(c) No action, suit, or proceeding shall be pending or, to the Knowledge of Sigma, threatened before any Governmental Authority wherein an Order or charge would (i) affect adversely the right of the Parent to own the Restricted Sigma Shares; or (ii) affect adversely the right of NextTrip to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

(d) No event, change or development shall exist or shall have occurred since NextTrip’s Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on NextTrip;

(e) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by NextTrip for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by NextTrip and NextTrip shall have delivered proof of same to Sigma;

(f) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by NextTrip for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by NextTrip and NextTrip shall have delivered proof of same to Sigma;

(g) All outstanding convertible indebtedness of NextTrip shall have been converted at or prior to the Closing into shares of NextTrip common stock.

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(g) NextTrip shall have delivered to Sigma a certificate, dated the Closing Date, executed by an officer of NextTrip, certifying the satisfaction of the conditions specified in Section 9.3(a) through 9.3(f), inclusive, relating to NextTrip;

(h) The Parent shall have delivered to Sigma a certificate, dated the Closing Date, executed by the Parent, certifying the satisfaction of the conditions specified in Section 9.3(a) and 9.3(b) relating to the Parent;

(i) NextTrip shall have delivered to Sigma a certificate duly executed by the Secretary of NextTrip and dated as of the Closing Date, as to the resolutions as adopted by NextTrip’s board of directors, in a form reasonably acceptable to Sigma, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; and

(j) All actions to be taken by NextTrip and the Parent in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to affect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Sigma.

Article X
TERMINATION

Section 10.1 Grounds for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by the written agreement of Sigma, NextTrip and the Parent;

(b) by NextTrip and the Parent (by written notice of termination from NextTrip and the Parent to Sigma, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of NextTrip or the Parent to perform any material obligation to be performed by NextTrip or the Parent pursuant to this Agreement at or prior to the Closing;

(c) by Sigma (by written notice of termination from Sigma to NextTrip and the Parent, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of Sigma to perform any material obligation required to be performed by Sigma pursuant to this Agreement at or prior to the Closing;

(d) by Sigma or NextTrip (by written notice of termination from such Party to the other Party) if a Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order, or shall have taken any other action having the effect of, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

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(e) by Sigma, NextTrip or the Parent (by written notice of termination from such Party to the other Parties) if any event shall occur after the date hereof that shall have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to perform its obligations hereunder, unless the occurrence of such event shall be due to the failure of the terminating Party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party at or prior to the Closing;

(f) by NextTrip or the Parent (by written notice of termination from NextTrip to Sigma, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on Sigma, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to Sigma;

(g) by Sigma (by written notice of termination from Sigma to NextTrip, in which reference is made to this subsection) if, (i) since the date of this Agreement, there shall have occurred any Material Adverse Effect on NextTrip, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to NextTrip; or (ii) the Subsequently Delivered NextTrip Disclosure Schedules disclose anything which (A) has, or could reasonably be expected to have, a Material Adverse Effect with respect to NextTrip, (B) results in any representation, warranty or covenant made herein by NextTrip or the Parent being materially incorrect or misleading at the time it was made, (C) departs materially, from any written or oral disclosures relating to NextTrip or the Parent (or its financial statements, liabilities, agreements, litigation, assets, operations or prospects) which has been provided by NextTrip or the Parent, or their representatives, to Sigma or its representatives, prior to the date of this Agreement, or (D) materially affects the ability of NextTrip or the Parent to complete the transactions contemplated herein and such has not been cured within the applicable Disclosure Schedule Cure Period;

(h) by NextTrip (by written notice of termination from NextTrip to Sigma, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of Sigma’s representations and warranties shall have been materially inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.2(a) would not be satisfied and such inaccuracy has not been cured by Sigma within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, (ii) any of Sigma’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 9.2(b) would not be satisfied; or

(i) by Sigma (by written notice of termination from Sigma to NextTrip and the Parent, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of NextTrip’s or the Parent’s representations and warranties shall have been materially inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.3(a) would not be satisfied and such inaccuracy has not been cured by NextTrip or the Parent within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or (ii) any of NextTrip’s or the Parent’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 9.3(b) would not be satisfied.

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Section 10.2 Procedure and Effect of Termination. In the event of the termination of this Agreement by Sigma, NextTrip or the Parent pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other two Parties. If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel; and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person.

Section 10.3 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Article XI; (b) Sections 3.6, 4.8 and 5.10 hereof relating to brokers’ fees or commissions; and (iv) Section 10.2 and this Section 10.3.

Article XI
MISCELLANEOUS PROVISIONS

Section 11.1 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 11.2 Confidentiality.

(a) The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party; (ii) the use of such information is necessary or appropriate in making any required filing with the SEC or the Principal Market, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b) In the event that any Party is required to disclose any information of another Person pursuant to clause (ii) or (iii) of Section 11.2(a) above, the Party requested or required to make the disclosure (the “disclosing party”) shall provide the Person that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective Order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.2. If, in the absence of a protective Order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective Order or other relief assurance that confidential treatment will be accorded the providing party’s information.

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(c) If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties, subject to customary backup and related procedures relating to such information.

Section 11.3 Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via email. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 11.3, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 11.3, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or Parties at the address specified below, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other Parties. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following physical and email addresses as applicable:

If to Sigma to:	3900 Paseo del Sol
Santa Fe, New Mexico 87507
Attention: Jacob Brunsberg, President and CEO
Email: jacob.brunsberg@sigmaadditive.com

With a copy to (which shall not constitute notice):

TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, CA 90067
Attention: Dale Short, Esq.
Email: dshort@troygould.com

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If to NextTrip or the Parent to:	1560 Sawgrass Corporate Parkway, Suite 400
Sunrise, FL 33323
Attention: William Kerby, CEO
Email: bill.kerby@nexttrip.com

With a copy to (which shall not constitute notice):

Procopio, Cory, Hargreaves & Savitch, LLP
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Christopher L. Tinen, Esq.
Email: christopher.tinen@procopio.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 11.4 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 11.5 Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 11.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought, provided that Error! Reference source not found. may only be amended after the Closing as set forth in Error! Reference source not found..

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Section 11.7 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Except as set forth in Article I hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 11.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 11.9 Section Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 11.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise expressly provided, the word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf” signature page was an original thereof.

Section 11.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

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Section 11.13 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to conflicts of Laws principles. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.3. Nothing in this Section 11.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 11.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Section 11.16 NextTrip Representative.

(a) Parent, as the sole shareholder of NextTrip, hereby irrevocably constitutes and appoints William Kerby, in his capacity as the NextTrip Representative, as the true and lawful agent and attorney-in-fact of such Person with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the NextTrip Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “NextTrip Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the NextTrip Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the NextTrip Representative Documents. All decisions and actions by the NextTrip Representative, shall be binding upon Parent in its capacity as the sole shareholder of NextTrip and its respective successors and assigns, and neither it nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 11.16 are irrevocable and coupled with an interest. The NextTrip Representative hereby accepts its appointment and authorization as the NextTrip Representative under this Agreement.

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(b) If the NextTrip Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Parent, then the Parent shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor NextTrip Representative promptly thereafter (but in any event within two (2) Business Days after such appointment) notify Sigma in writing of the identity of such successor. Any such successor so appointed shall become the “NextTrip Representative” for purposes of this Agreement.

Section 11.17 Non-Survival of Representations, Warranties. The representations and warranties of the Parent, NextTrip and Sigma contained in this Agreement or in any certificate or instrument delivered by or on behalf of any of Parent, NextTrip and Sigma pursuant to this Agreement shall not survive the Closing Date, and from and after the Closing Date, the Parent, NextTrip and Sigma and their respective representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of Parent, NextTrip and Sigma or their respective representatives with respect thereto. The covenants and agreements made by the Parent, NextTrip and Sigma in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing Date, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing Date (which such covenants shall survive the Closing Date and continue until fully performed in accordance with their terms).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SIGMA:

Sigma Additive Solutions, Inc.
a Nevada corporation

By:	/s/ Jacob Brunsberg

Name:	Jacob Brunsberg

Title:	President and Chief Executive Officer

NEXTTRIP:

NextTrip Holdings, Inc.
a Florida corporation

By:	/s/ William Kerby

Name:	William Kerby

Title:	Chief Executive Officer

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PARENT:

NextTrip Group, LLC

By:	/s/ William Kerby

Name:	William Kerby

Title:	Chief Executive Officer

NEXTTRIP REPRESENTATIVE:

William Kerby, solely in the capacity as the NextTrip Representative hereunder

By:	/s/ William Kerby

Name:	William Kerby

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